POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Mark Crockwell and David Auckland, or either of them signing singly, the undersigned’s true and lawful attorney-in-fact to take any and all action in connection with (i) the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of Braemar Hotels & Resorts Inc., a Maryland corporation (the “Corporation”), directly or indirectly beneficially owned by Al Shams Investments Limited, a Bermuda limited company (“ASIL”) or any of its affiliates or members of its Schedule 13D group, if any (collectively, the “ASIL Group”), and (ii) any proxy solicitation of the ASIL Group to elect the ASIL Group’s slate of director nominees to the board of directors of the Corporation, at the upcoming annual meeting of stockholders of the Corporation or any other meeting of the stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”) (the “Solicitation”). Such action shall include, but not be limited to:

1.       if applicable, executing for and on behalf of the undersigned any Schedule 13D, and amendments thereto, filed by the ASIL Group that are required to be filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Corporation or the Solicitation;

2.       if applicable, executing for and on behalf of the undersigned all Forms 3, 4 and 5, and amendments thereto, required to be filed under Section 16(a) of the Exchange Act and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Corporation or the Solicitation;

3.       executing for and on behalf of the undersigned all agreements relating to membership in the ASIL Group, or similar documents pursuant to which the undersigned shall agree to be a member of the ASIL Group;

4.       performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

5.       taking any other action of any type whatsoever in connection with the Solicitation, including entering into any settlement agreement, that in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

Notwithstanding the foregoing, the attorneys-in-fact or their representatives shall provide the undersigned with copies of all agreements or public filings to be executed or filed on behalf of the undersigned as soon as practicable prior to the execution or filing thereof and will consider in good faith any comments provided by the undersigned.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 13(d), Section 16 or Section 14 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (i) the conclusion of the Annual Meeting or (ii) ASIL’s entry into any settlement agreement with the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of September 2026.

/s/ Sir Michael Peat
SIR MICHAEL PEAT